CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in this annual report on Form 10-K of our report dated December 22, 1995, on our audit of the combined financial statements of American Skiing Company and affiliates as of July 31, 1994 under the heading "Selected Financial Data" in Form 10-K. However, it should be noted that Berry, Dunn, McNeil & Parker has not prepared or certified such "Selected Financial Data".


/s/ Berry, Dunn, McNeil & Parker

Portland, Maine
October 26, 1998